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                     [HUDDLESTON & CO., INC. LETTERHEAD]


                               FORM OF CONSENT

Benton Oil and Gas Company
1145 Eugenia Place, Suite 200
Carpinteria, California 90313

Gentlemen:

Huddleston & Co., Inc., hereby consents to the use of its name and reference to it regarding its audit of the Benton Oil and Gas Company reserve reports, dated as of December 31, 1995, in the Form 10-K Annual Report of Benton Oil and Gas Company to be filed with the Securities and Exchange Commission.

                                        HUDDLESTON & CO., INC.

                                        By: /s/ Peter D. Huddleston, P.E.
                                           ------------------------------
                                           Peter D. Huddleston, P.E.

March 26, 1996
PDH:ldh